                                    EXHIBIT I


                             JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly on behalf of each of them pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.


                                    SIGNATURE


After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct.


DATE:          February 13, 2001



                                       BRENTWOOD ASSOCIATES VIII, L.P.,
                                       a Delaware limited partnership

                                       By:  Brentwood VIII Ventures LLC,
                                            a Delaware limited liability company
                                            Its:  General Partner


                                       By:       /s/ G. Bradford Jones
                                          ------------------------------------
                                                 G. Bradford Jones
                                                 Managing Member



                                       BRENTWOOD VIII VENTURES LLC,
                                       a Delaware limited liability company

                                       By:      /s/ G. Bradford Jones
                                          ------------------------------------
                                                 G. Bradford Jones
                                                 Managing Member


                                       10